UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 21, 2023

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania	19341
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously announced, on June 29, 2023, Immunome, Inc., a Delaware corporation (“Immunome”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Morphimmune Inc., a Delaware corporation (“Morphimmune”), a private biotechnology company focused on developing targeted oncology therapeutics, and Mallorca Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Immunome (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Morphimmune, with Morphimmune surviving as a wholly owned subsidiary of Immunome (the “Merger”).

This Current Report on Form 8-K (this “Form 8-K”) is being filed to update and supplement the proxy statement/prospectus/information statement (the “proxy statement/prospectus/information statement”) (1) included in the Registration Statement on Amendment No. 1 to Form S-4, File No. 333- 273792 (the “Registration Statement”), filed by Immunome with the Securities and Exchange Commission (the “SEC”) on August 25, 2023 and declared effective by the SEC on August 28, 2023, (2) filed by Immunome with the SEC as a prospectus on August 28, 2023, and (3) first mailed to Immunome’s stockholders on August 28, 2023. The information contained in this Form 8-K is incorporated by reference into the proxy statement/prospectus/information statement. Terms used in this Form 8-K, but not otherwise defined, shall have the respective meanings ascribed to such terms in the proxy statement/prospectus/information statement.

Following the announcement of the Merger Agreement and as of the date of this Form 8-K, eleven demands regarding the disclosures in the Registration Statement and the Merger and one books and records demand under 8 Del. C § 220, seeking certain documents and information related to the Merger, were received by Immunome. Additionally, two lawsuits have been filed by purported stockholders of Immunome challenging the Merger (the Weiss Complaint (as defined below) and the Thompson Complaint (as defined below)). The demands and complaints assert claims against Immunome and its Board of Directors, and allege that the Registration Statement contains materially false and misleading statements.

Immunome and the other named defendants deny that they have violated any laws or breached any duties to stockholders of Immunome, and they believe that no supplemental disclosure is required to the proxy statement/prospectus/information statement under any applicable law, rule or regulation. Nevertheless, solely to eliminate the burden and expense of litigation and to avoid any possible disruption to the Merger that could result from such litigation, Immunome is providing certain supplemental disclosures set forth in this Form 8-K. The supplemental information contained in this Form 8-K should be read in conjunction with the proxy statement/prospectus/information statement, which Immunome urges you to read in its entirety. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the extent that information in this Form 8-K differs from, or updates information contained in, the proxy statement/prospectus/information statement, the information in this Form 8-K shall supersede or supplement the information in the proxy statement/prospectus/information statement. The information contained in this Form 8-K speaks only as of the date of this Form 8-K, unless the information specifically indicates that another date applies. Except as otherwise described in this Form 8-K or the documents referred to, contained in or incorporated by reference in this Form 8-K, the proxy statement/prospectus/information statement, the annexes to the proxy statement/prospectus/information statement and the documents referred to, contained in or incorporated by reference in the proxy statement/prospectus/information statement are not otherwise modified, supplemented or amended.

If you have not already submitted a proxy for use at the Immunome virtual special meeting, you are urged to do so promptly. This Form 8-K does not affect the validity of any proxy card or voting instructions that Immunome stockholders may have previously received or delivered. No action is required by any Immunome stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

Supplemental Disclosures

All page references are to pages in the proxy statement/prospectus/information statement.

1.            The following disclosure is inserted after the first full paragraph under the risk factor titled “[t]he combined company may become involved in securities litigation that could divert management’s attention and harm the combined company’s business and insurance coverage may not be sufficient to cover all costs and damages,” on page 26 of the proxy statement/prospectus/information statement:

Two lawsuits were filed in the United States District Court for the District of Delaware on September 7, 2023 and September 8, 2023, respectively, by purported stockholders of Immunome in connection with the Merger. The first lawsuit is captioned Steven Weiss v. Immunome, Inc., et al., No. 1:23-cv-00990-RNA (Weiss Complaint) and the second lawsuit is captioned John Thompson v. Immunome, Inc., et al., No. 1:23-cv-00995-RNA (Thompson Complaint and, collectively with the Weiss Complaint, the Complaints). The Complaints named as defendants Immunome and the members of the Immunome Board. The Complaints alleged claims for violations of Sections 14(a) and 20(a) of the Exchange Act, 15 U.S.C. §§ 78n(a), 78t(a), and SEC Rule 14a-9 in connection with the Merger. The plaintiffs contend that the Form 424B3 Prospectus filed on August 28, 2023 omitted or misrepresented material information regarding the Merger, rendering the Registration Statement materially incomplete and misleading.

Between August 11, 2023 and September 21, 2023, Immunome received eleven demands from purported stockholders of Immunome making substantially similar claims as in the Complaints regarding the disclosures in the Registration Statement related to the Merger. In addition, on or about August 14, 2023, Immunome received a books and records demand under 8 Del. C § 220, seeking certain documents and information related to the Merger (Records Request, and collectively, the Demands).

Additional lawsuits may be filed against Immunome, Merger Sub, Morphimmune, and/or the Immunome Board, and additional demands may be received in connection with the Merger and the proxy statement/prospectus/information statement. The defendants dispute the allegations in the Demands.

2.            The following disclosure replaces the sixth full paragraph under the subsection titled “Background of the Merger” on page 82 of the proxy statement/prospectus/information statement. The modified text is underlined below:

In early March 2023, following discussions with Mr. Rapp, Mike Morin, Ph.D., Immunome’s Chief Scientist and former Chief Executive Officer, contacted Dr. Siegall about the possibility of his service on the Immunome Board. On the basis of this conversation, Dr. Siegall agreed to continue the discussions, and a teleconference between Dr. Siegall and Mr. Rapp and Philip Wagenheim, a member of the Immunome Board, was held on March 6, 2023. After this teleconference, Immunome and Dr. Siegall agreed to continue their discussions on a confidential basis and entered into a confidentiality agreement dated as of March 6, 2023, which did not contain a standstill provision.

3.            The following disclosure is inserted after the third full paragraph under the subsection titled “Background of the Merger” on page 84 of the proxy statement/prospectus/information statement:

At the same May 2, 2023 meeting, the Immunome Board discussed a potential conflict of interest with respect to Dr. Prendergast, and the Immunome Board formed a transaction committee of the Immunome Board (Transaction Committee) consisting of Messrs. Rapp and Wagenheim and Richard Baron, a member of the Immunome Board, to facilitate negotiations with Morphimmune and to alleviate any potential conflicts of interest. The Transaction Committee was empowered to explore, pursue, evaluate and negotiate a potential strategic transaction with Morphimmune, including the engagement of third-party advisors. The members of the Transaction Committee were not paid any additional compensation in connection with their service on the Transaction Committee. Dr. Prendergast confirmed that he was recused from the Morphimmune Board process and, other than with respect to the June 7 Immunome Board meeting, was thereafter recused from any Immunome Board meetings or discussions regarding the potential strategic transaction between the parties.

4.            The following disclosure replaces the fourth paragraph under the subsection titled “Background of the Merger” on page 86 of the proxy statement/prospectus/information statement:

Also on May 18, 2023, the Immunome Board held a meeting that was attended by representatives of Immunome management, Stifel and Mintz to discuss the status of negotiations with Morphimmune and the feedback provided by the Transaction Committee. Mr. Rapp reported in detail on the valuation methods that the parties used to determine the proposed exchange ratio and discussed other material terms, such as board composition and exclusivity. At this meeting, the Immunome Board discussed Mr. Wagenheim as the Immunome designee to the Combined Company Board and the Immunome Board approved the entry into a term sheet and the execution of an exclusivity agreement, substantially on the terms previously discussed with the Immunome Board.

5.            The following disclosure replaces the sixth full paragraph under the subsection titled “Background of the Merger” on page 87 of the proxy statement/prospectus/information statement. The modified text is underlined below:

Subsequent to the March 21 in-person meeting, and through May 2, 2023, the parties continued discussions about a possible business combination and potential structure and terms, including potential management structures for the combined company, and continued due diligence on each other, as well as Immunome conducting due diligence on Dr. Siegall as a potential candidate for Chief Executive Officer of the combined company. The parties discussed the strategic rationale for a business combination, including that Immunome’s antibody expertise and target discovery platform complemented Morphimmune’s Targeted Effector platform, which might allow for development of potential first-in-class or best-in-class targeted cancer therapies. The parties also discussed the potential programs and product candidates for the combined company and potential timeline for advancing these programs and product candidates.

6.            The following disclosure is inserted as a new fifth paragraph under the subsection titled “Background of the Merger” on page 87 of the proxy statement/prospectus/information statement:

In early June 2023, Immunome engaged an outside compensation consultant regarding proposed terms of employment for Dr. Siegall by Immunome. From early June 2023 until June 29, 2023, members of Immunome management and the Immunome Board met with representatives of the outside compensation consultant to discuss and finalize the terms of Dr. Siegall’s proposed employment with Immunome.

7.            The following disclosure replaces the tenth paragraph under the subsection titled “Background of the Merger” on page 87 of the proxy statement/prospectus/information statement. The modified text is underlined below:

On June 8, 2023, the Transaction Committee held a meeting that was attended by representatives of Immunome management, Dr. Mehra, and representatives of Stifel and Mintz to discuss, among other things, the high-level issues raised in Cooley’s June 3, 2023 draft of the Merger Agreement and for management to provide an update on its due diligence review of Morphimmune, including a discussion regarding an analysis of any non-competition and non-solicitation obligations owed by Dr. Siegall to Seagen and the assessment that these obligations would not interfere with Dr Siegall’s service as the chief executive officer of the combined company. Mintz reviewed the Immunome Board’s fiduciary duties in the context of certain of the deal terms proposed by Morphimmune.

8.            The following disclosure replaces the second paragraph under the subsection titled “Background of the Merger” on page 88 of the proxy statement/prospectus/information statement. The modified text is underlined below:

Commencing on June 12, 2023, at the request of Immunome and Morphimmune, representatives of TD Cowen began contacting a limited number of potential PIPE investors, (i) to discuss the proposed Merger and the potential PIPE Financing, and (ii) to determine such investors’ potential interest in participating in the PIPE Financing. Each of these potential investors agreed to maintain the confidentiality of the information received and to comply with restrictions on trading in Immunome securities pursuant to customary non-disclosure agreements, which did not contain standstill provisions. Over the course of the next several weeks, representatives of Immunome’s and Morphimmune’s respective management teams met with potential PIPE investors and discussed the potential investment opportunity.

9.            The following disclosure replaces the fourth paragraph under the subsection titled “Background of the Merger” on page 89 of the proxy statement/prospectus/information statement. The modified text is underlined below:

On June 22, 2023, the Immunome Board held a meeting that was attended by representatives of Immunome management, Stifel and Mintz to discuss, among other things, the status of negotiations regarding the Merger Agreement and for Immunome management to provide a further update on its due diligence review of Morphimmune, including a discussion regarding an analysis of any non-competition and non-solicitation obligations owed by Dr. Siegall to Seagen and the assessment that these obligations would not interfere with Dr Siegall’s service as the chief executive officer of the combined company. Mintz reviewed the timing and process for reviewing a potential business combination as well the additional agreements that would need to be executed by the Immunome Board and officers in connection with the execution of the Merger Agreement. The Immunome Board also discussed Dr. Siegall’s historical success at Seagen and the importance of Dr. Siegall as the Chief Executive Officer of the combined company (and the closing condition set forth in the Merger Agreement that the Siegall Employment Agreement be in full force and effect at the consummation of the Merger). In addition, the Immunome Board discussed with representatives of Immunome management and Stifel the financial projections for each of Immunome and Morphimmune, including the assumptions included in the financial projections. Following this discussion, the Immunome Board directed Stifel to use the Financial Projections (as further described in the section titled “The Merger — Certain Immunome and Morphimmune Unaudited Financial Projections”) in its financial analysis and fairness opinion.

10.          The following disclosure replaces the second full paragraph under the subsection “Discounted Cash Flow Analysis” on page 101 of the proxy statement/prospectus/information statement. The modified text is underlined or omitted as strikethrough text below:

Stifel calculated the terminal value of Immunome’s projected unlevered after-tax free cash flow by applying a range of perpetuity growth rates of negative 50% to negative 25% to projected calendar year 2041 free cash flow. Stifel then discounted the cash flows and terminal value to present values using discount rates ranging from 11% to 13% (based on Stifel’s analysis of weighted average cost of capital, using the capital asset pricing model, considering Immunome’s company-specific circumstances and Stifel’s judgment). This analysis yielded ~~a range of~~ implied present values of terminal values for Immunome ranging from $26.0 million to $77.5 million and implied enterprise values for Immunome ~~from which~~, including the terminal values, ranging from $51.8 million to $152.9 million. From the implied enterprise value range, Stifel calculated a range of implied equity values for Immunome. The equity value range for Immunome implied by this analysis ranged from $88.8 to $189.9 million. As provided by Immunome management, the after-tax free cash flows for Immunome and Morphimmune used management’s projections of Immunome’s and Morphimmune’s net operating losses generated since 2017. The Financial Projections utilize a tax rate of 26% and assumed utilization of the net operating losses to offset up to 80% of net operating profit per year until such net operating losses were exhausted.

11.         The following disclosure replaces the third full paragraph under the subsection “Discounted Cash Flow Analysis” on page 101 of the proxy statement/prospectus/information statement. The modified text is underlined or omitted as strikethrough text below:

Stifel calculated the terminal value of Morphimmune’s projected unlevered after-tax free cash flow by applying a range of perpetuity growth rates of negative 90% to negative 60% to projected calendar year 2043 free cash flow. Stifel then discounted the cash flows and terminal value to present values using discount rates ranging from 11% to 13% (based on Stifel’s analysis of weighted average cost of capital, using the capital asset pricing model, considering Morphimmune’s company-specific circumstances and Stifel’s judgment). This analysis yielded ~~a range of~~ implied present values of terminal values for Morphimmune ranging from $6.7 million to $27.8 million and implied enterprise values for Morphimmune ~~from which~~, including the terminal values, ranging from $96.6 million to $191.8 million. From the implied enterprise value range, Stifel calculated a range of implied equity values for Morphimmune. The equity value range for Morphimmune implied by this analysis ranged from $112.8 to $208.0 million.

12.          The following disclosure replaces the fourth full paragraph under the subsection “Discounted Cash Flow Analysis” on page 101 of the proxy statement/prospectus/information statement. The modified text is underlined or omitted as strikethrough text below:

Based on the ranges of implied equity values calculated in the respective standalone discounted cash flow analyses for Immunome and Morphimmune, Stifel calculated the implied ownership split of the combined company for Immunome (without giving effect to the Merger Option granted to Dr. Siegall or the PIPE Financing, which were not considered or addressed by Stifel in connection with its analysis or opinion) using the ratios of (i) the low value of the Immunome implied equity value range to the high value of the Morphimmune implied equity value range, and (ii) the high value of the Immunome implied equity value range to the low value of the Morphimmune implied equity value range. The resulting implied ownership split of the combined company for Immunome ranged from 29.9% to 62.7%, as compared to the Immunome ownership split of 54.2% implied by the Exchange Ratio based on (i) 12,908,348 Immunome diluted shares outstanding, utilizing Immunome common stock outstanding and Immunome options and warrants exercisable as of June 18, 2023 all as provided by Immunome management, and then calculated utilizing the treasury stock method and Immunome’s closing price on June 28, 2023; and (ii) 10,909,354 Morphimmune diluted shares outstanding, utilizing Morphimmune stock outstanding (on an as converted-to-common basis) and Morphimmune options outstanding as of May 8, 2023 all as provided by Morphimmune management, as then as converted into Immunome common stock and options to receive Immunome stock at the Exchange Ratio, respectively, and calculated utilizing the treasury stock method and Immunome’s closing price on June 28, 2023. ~~the common stock exercisable shares of Immunome and fully-diluted shares of Morphimmune (in the case of Morphimmune, on an as-converted-to-common basis), as provided by Immunome and Morphimmune management, respectively, determined using the treasury stock method and Immunome’s closing price on June 28, 2023.~~ As described elsewhere in this proxy statement/prospectus/information statement, the Immunome ownership split on a fully diluted basis, excluding out-of-the-money securities of Immunome as of June 28, 2023 and the grant of the Merger Option to Dr. Siegall and prior to giving effect to the PIPE Financing, is expected to be approximately 55%.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. This includes statements regarding: the anticipated completion and effects of the proposed Merger and private placement; anticipated communications regarding each of Immunome’s and Morphimmune’s entry into the Merger Agreement; and other statements regarding management’s intentions, plans, beliefs, expectations or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Immunome uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on Immunome’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to, risks relating to: the completion of the Merger, including the need for stockholder approval and the satisfaction (or waiver) of closing conditions; and the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement.

New factors emerge from time to time and it is not possible for Immunome to predict all such factors, nor can Immunome assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the Merger, are more fully discussed in the proxy statement/prospectus/information statement filed with the SEC in connection with the contemplated transactions. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of Immunome’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this Form 8-K are based on information available to Immunome as of the date of this Form 8-K. Immunome undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this Form 8-K, except to the extent required by law.

Additional Information and Where to Find It

The contemplated transactions referenced in this Form 8-K have not yet been consummated. This Form 8-K is for informational purposes only and is not a substitute for any materials that Immunome has filed or may file with the SEC. In connection with the proposed Merger, pursuant to the Merger Agreement, Immunome has filed relevant materials with the SEC, including this Form 8-K, the Registration Statement and the proxy statement/prospectus/information statement. IMMUNOME URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT IMMUNOME, MORPHIMMUNE AND THE CONTEMPLATED TRANSACTIONS AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of this Form 8-K, the Registration Statement, the proxy statement/prospectus/information statement and other documents filed by Immunome with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of this Form 8-K, the Registration Statement, the proxy statement/prospectus/information statement and other documents filed by Immunome with the SEC by contacting Investor Relations by email at investors@immunome.com. Investors and stockholders are urged to read this Form 8-K, the Registration Statement and the proxy statement/prospectus/information statement, and the other relevant materials when they become available before making any voting or investment decisions.

Participants in the Solicitation

Immunome, Morphimmune, and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Immunome’s stockholders with respect to the proposed merger. Information regarding the persons who may be deemed participants in the solicitation of proxies from Immunome’s stockholders in connection with the proposed merger are contained in the proxy statement/prospectus forming a part of the Registration Statement and the definitive proxy statement/prospectus relating to the proposed merger which have been filed with the SEC.

No Offer or Solicitation

This Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transaction and shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOME, INC.

	By:	/s/ Purnanand D. Sarma
Purnanand D. Sarma, Ph.D.
President and Chief Executive Officer
Dated: September 21, 2023